UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) February 28, 2023
Nordstrom, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-15059	91-0515058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1617 Sixth Avenue, Seattle, Washington 98101
(Address of principal executive offices)
Registrant’s telephone number, including area code (206) 628-2111
Inapplicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, without par value	JWN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
On February 28, 2023, the Board of Directors of Nordstrom, Inc. (“Nordstrom”) determined, after considering all reasonably available options and a thorough and exhaustive review process, that it is in the best interests of its stakeholders to discontinue further financial and operational support for the direct or indirect subsidiaries conducting Canadian operations. As a result, certain of Nordstrom’s direct or indirect subsidiaries could not continue to operate as a going concern and have determined that they must cease operations in Canada. Accordingly, on March 2, 2023, Nordstrom Canada Retail, Inc. (“NCRI”) and certain other direct or indirect subsidiaries of Nordstrom (the “Applicants”) filed for protection (the “Filing”) under the Companies’ Creditors Arrangement Act (Canada) (“CCAA”) with the Ontario Superior Court of Justice (Commercial List) in Toronto, Ontario, Canada (the “Court”). The Applicants, along with one or more entities to which the Applicants are seeking to extend protections in the CCAA process (collectively, “Nordstrom Canada”), comprise substantially all of Nordstrom’s Canadian operations. Nordstrom Canada intends to engage in a fair and orderly liquidation process, subject to the Court’s approval, and expects that stores in Canada will remain open during the contemplated liquidation process. During the wind-down of Nordstrom Canada under the CCAA proceedings, Nordstrom will provide limited financial and operational support for Nordstrom Canada. The Applicants are expected to be deconsolidated from Nordstrom’s financial statements as of the Filing date.
ITEM 1.01 Entry into a Material Definitive Agreement
On March 1, 2023, Nordstrom, Inc., the Guarantors party thereto, the Lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Agent”) entered into a First Amendment (the “Amendment”) to the Revolving Credit Agreement originally dated as of May 6, 2022 (the “Credit Agreement”) by and among Nordstrom, Inc., the Agent and the Lenders named therein.
Prior to the Amendment, NCRI was a loan party under the Credit Agreement and the obligations under the Credit Agreement were secured, in part, by the assets of NCRI. As a result of the Amendment, NCRI has been removed as a loan party and obligations under the Credit Agreement will no longer be secured by NCRI assets. In addition, the Amendment excludes as subsidiaries or affiliates all Nordstrom Canada entities, and carves out certain CCAA-related expenses and obligations from financial covenants under the Credit Agreement.
The foregoing description of the material terms of the Amendment is a summary only and is qualified in its entirety by reference to the text of the Amendment, a copy of which will be filed as an exhibit to the Nordstrom, Inc. Annual Report on Form 10-K for the fiscal year ended January 28, 2023.
ITEM 2.02 Results of Operations and Financial Condition
On March 2, 2023, Nordstrom, Inc. issued an earnings release announcing its results of operations for the quarter and year ended January 28, 2023, its financial position as of January 28, 2023, and its cash flows for the year ended January 28, 2023 (“Fourth Quarter Results”). A copy of this earnings release is furnished as Exhibit 99.1.
ITEM 2.05 Costs Associated with Exit or Disposal Activities
The information set forth under “Introductory Note” above is hereby incorporated by reference in this Item 2.05. As a result of the planned Nordstrom Canada store closures, Nordstrom expects to incur pre-tax charges of approximately $300 million to $350 million in the first quarter of 2023, the substantial majority of which are anticipated to be non-cash charges, including an estimate for the impairment of the Nordstrom Canada investment and an estimate of certain claims that may be asserted against Nordstrom or its subsidiaries as a result of the wind-down of Nordstrom Canada’s operations. Given the early stage of the exit activities, management’s estimates of losses are based on currently available information and its assessment of the validity of certain claims. These estimates may change as new information becomes available and it is reasonably possible that Nordstrom may incur a material loss in excess of the estimated amounts.

ITEM 2.06 Material Impairments
The information set forth under “Introductory Note” above is hereby incorporated by reference in this Item 2.06. As a result of the planned Nordstrom Canada store closures, Nordstrom expects to incur pre-tax charges of approximately $300 million to $350 million in the first quarter of 2023, the substantial majority of which are anticipated to be non-cash charges, including an estimate for the impairment of the Nordstrom Canada investment and an estimate of certain claims that may be asserted against Nordstrom or its subsidiaries as a result of the wind-down of Nordstrom Canada’s operations. Given the early stage of the exit activities, management’s estimates of losses are based on currently available information and its assessment of the validity of certain claims. These estimates may change as new information becomes available and it is reasonably possible that Nordstrom may incur a material loss in excess of the estimated amounts.
ITEM 7.01 Regulation FD Disclosure
On March 2, 2023, Nordstrom, Inc. issued an earnings release announcing its Fourth Quarter Results. A copy of this earnings release is furnished as Exhibit 99.1.
In addition, furnished hereby and incorporated by reference herein is the earnings call commentary on its Fourth Quarter Results and 2023 financial outlook, as posted on the Company's investor relations website, investor.nordstrom.com, on March 2, 2023. A copy of this earnings call commentary is furnished as Exhibit 99.2.
The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by a specific reference in such filing.
ITEM 8.01 Other Events
On February 28, 2023, Nordstrom, Inc. issued a press release announcing that the Board of Directors has approved a quarterly dividend. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.
ITEM 9.01 Financial Statements and Exhibits

99.1	Nordstrom earnings release dated March 2, 2023 relating to the Company's Fourth Quarter Results
99.2	Nordstrom earnings call commentary relating to the Company's Fourth Quarter Results and 2023 financial outlook
99.3	Press release of Nordstrom, Inc., dated February 28, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.
(Registrant)

/s/ Ann Munson Steines
Ann Munson Steines
Chief Legal Officer,
General Counsel and Corporate Secretary

Date: March 2, 2023